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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (expected to be filed by PLATINUM technology International, inc. on April 23, 1999) of our report dated January 19, 1998, for Mastering, Inc. included in PLATINUM technology International, inc.'s Annual Report on Form 10-K dated February 8, 1999 and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP

Denver, Colorado,
 April 19, 1999.